Exhibit 3.4

BYLAWS
of
DEEP WELL OIL AND GAS, INC.
A Nevada Corporation

Article I Offices

Section 1.01. Principal office. The principal office for the transaction of business of this Corporation shall be at such location as determined from time to time by the Board of Directors. The principal office of the Corporation may be in any State as determined by the Board of Directors. The Board of Directors has full power and authority to change the principal office from one location to another in any state.

Section 1.02. Other offices. The Corporation may also have offices at such other places, within or without the State of Nevada, where the Corporation is qualified to do business, as the Board of Directors may from time to time designate, or the business of the Corporation may require.

Article II Shareholders' Meetings

Section 2.01. Place of meetings. Meetings of Shareholders shall be held at any place within or without the State of Nevada designated by the Board of Directors pursuant to authority hereinafter granted to the Board. Any meeting is valid wherever held if held by the written consent of a majority of the persons entitled to vote thereat, given either before or after the meeting, in person or proxy and filed with the Corporate Book or Secretary of the Corporation.

Section 2.02. Time of annual meeting. The annual meeting of Shareholders shall be held within the date as fixed from time to time by the Board of Directors.

Section 2.03. (a) Notice of meetings. Notice of all meetings of Shareholders shall be given in writing to Shareholders entitled to notice only if required by Nevada Statutes, by the Secretary or an Assistant Secretary or other person charged with that duty, or, in case of his or her neglect or refusal, or if there is no person charged with the duty of giving notice, by any Director or Shareholder.

(b) Method of notice. A notice may be given by the Corporation to any Shareholder, either personally or by mail or other means of written communication, charges prepaid, addressed to the Shareholder at his or her address appearing on the books of the Corporation or given by the Shareholder to the Corporation for the purpose of notice. If a Shareholder gives no address, notice is duly given if sent by mail or other means of written communication addressed to the place where the principal office of the Corporation is situated, or if published at least once in some newspaper of general circulation in the county in which the office is located.

(c) Time of notice. Notice of any meeting of Shareholders shall be sent to each Shareholder entitled thereto not less than ten nor more than sixty days before the meeting.

(d) Contents of notice. Notice of any meeting of Shareholders shall specify the place, the day, and the hour of the meeting, and, in the case of special meetings, the general nature of the business to be transacted.

Section 2.04. (a) Calling of special meetings. Upon request in writing to the President, Vice President, or Secretary, sent by registered mail or delivered to the officer in person, by any persons entitled to call a meeting of Shareholders, the officer shall cause notice to be given to the Shareholders entitled to vote that a meeting will be held at a time, fixed by the officer, not less than ten or more than 60 days after the receipt of the request. If the notice is not given within seven days after the date of delivery, or the date of mailing of the request, the persons calling the meeting may fix the time of meeting and give the notice in the manner provided in these Bylaws. Nothing contained in this Section shall be construed as limiting, fixing, or affecting the time or date when a meeting of Shareholders called by action of the Board of Directors may be held.

Section 2.05 (a) Quorum of Shareholders. The presence in person or by proxy of the persons entitled to vote a majority of the outstanding voting shares at any meeting constitutes a quorum for the transaction of business. Shares shall not be counted to make up a quorum for a meeting if voting of them at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting.

(b) Loss of quorum. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

(c) Adjournment for lack of quorum. In the absence of a quorum any meeting of Shareholders may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but no other business may be transacted.

Section 2.06. Determining Shareholders of record. The Board of Directors may fix a time in the future as a record date for the determination of the Shareholders entitled to notice of and to vote at any meeting of Shareholders. The record date so fixed shall not be more than 50 days prior to the date of the meeting. When a record date is so fixed, only Shareholders of record on that date are entitled to notice of and to vote at the meeting, notwithstanding any transfer of any shares on the books of the Corporation after the record date. If the Board of Directors does not fix such a record date, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the day three days prior to any meeting of the Shareholders are entitled to vote at the meeting.

Section 2.07. Votes per share. In the absence of any contrary provision in any statute relating to the election of Directors or to other particular matters, each Shareholder is entitled to one vote for each share. A fraction of a share shall not be entitled to any voting rights whatsoever.

Section 2.08. Cumulative voting. No Shareholder may cumulate his or her votes.

Section 2.09. (a) Voting by personal representatives. The rights of persons in whose names shares stand on the stock records of the Corporation to vote or execute consents is subject to the provisions of this Section of the Bylaws.

(b) Voting by pledgee, trustee, fiduciary. Shares standing in the name of any person as pledgee, trustee, or other fiduciary may be voted and all rights incident thereto may be exercised only by the pledgee, trustee, or other fiduciary, in person or by proxy, and without proof of authority. However, when a trust company has caused shares to be registered in the name of one or more nominees of the trust company, such shares may be voted and all rights incident thereto may be exercised by such nominee or nominees without proof of authority.

(c) Voting by guardian of incompetent. Shares standing in the name of a person adjudged incompetent may be voted and all rights incident thereto may be exercised only by his or her duly appointed or natural guardian, in person or by proxy.

(d) Voting by executor or administrator. Shares standing in the name of a deceased person may be voted and all rights incident thereto may be exercised only by his or her executor or administrator, in person or by proxy.

(e) Voting by guardian of minor. Shares standing in the name of a minor may be voted and all rights incident thereto may be exercised by his or her duly appointed or natural guardian, in person, or by proxy, or in the absence of such representation by such guardian, by the minor, in person or by proxy, whether or not the Corporation has notice, actual or constructive, of the minority status or the appointment of a guardian, and whether or not a guardian has been in fact appointed.

(f) Voting of shares in name of corporation. Shares standing in the name of a corporation, domestic or foreign, may be voted or represented and all rights incident thereto may be exercised on behalf of the corporation by the persons described in any of the following subdivisions:

(1) Any officer of the corporation authorized by the Bylaws of such corporation.

(2) Any person authorized by Resolution of the Board of Directors or of the Executive Committee of such corporation.

(3) Any person authorized to do so by proxy or power of attorney duly executed by the President or Vice President and Secretary or Assistant Secretary of such corporation.

However, such shares may be voted or represented by the persons described in any subdivision only in the absence of vote or representation by the persons described in a preceding subdivision.

(g) Voting shares in names of two or more persons. Shares standing in the names of two or more persons shall be voted or represented in accordance with the vote or consent of the majority of the persons in whose names the shares stand. If only one such person is present in person or by proxy, he or she may vote all the shares, and all the shares standing in the names of such persons are represented for the purpose of determining a quorum. This Bylaw also applies to the voting of shares by two or more administrators, executors, trustees, or other fiduciaries, unless the instrument or order of court appointing them otherwise directs.

Section 2.11. (a) Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the Corporation. Any executor, administrator, guardian, trustee or other fiduciary, may give proxies.

(b) Term of proxies. A proxy is not valid after the expiration of 11 months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven years from the date of its execution.

(c) Revocation and suspension of proxies. Any proxy duly executed is not revoked, and continues in full force and effect, until an instrument revoking it, or a duly executed proxy bearing a later date, is filed with the Secretary of the Corporation. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Corporation. Notwithstanding that a valid proxy is outstanding, the powers of the proxy holder are suspended, except in the case of a proxy coupled with an interest, which states that fact on its face, if the person executing the proxy is present at the meeting and elects to vote in person.

(d) Voting by two or more proxies. If any instrument of proxy designates two or more persons to act as proxy, in the absence of any provision in the proxy to the contrary, the persons designated may represent and vote the shares in accordance with the vote or consent of the majority of the persons named as such proxies. If only one such proxy is present, he or she may vote all the shares, and all the shares standing in the name of the principal or principals for whom such proxy acts shall be deemed represented for the purpose of obtaining a quorum. The foregoing provisions shall also apply to the voting of shares by proxies for any two or more administrators, executors, trustees, or other fiduciaries, unless an instrument or order of court appointing them otherwise directs.

(e) Director's determination of execution and use of proxies. The Board of Directors may, in advance of any annual or special meeting of the Shareholders, prescribe additional regulations concerning the manner of execution and filing of proxies and the validation of the same, which are intended to be voted at any such meeting.

Section 2.12. Consent of absentees. The actions of the Shareholders taken at any meeting of Shareholders, however called and noticed, are as valid as though taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice if notice was required to be given, or a consent to the holding of the meeting, or an approval by written consent. Executors, administrators, guardians, trustees, and other fiduciaries entitled to vote shares may sign such waivers, consents, and approvals.

Section 2.13. Action without a meeting. Any action which, under any provision of the Nevada General Corporation Law may be taken at any meeting of the Shareholders, may be taken without a meeting if authorized by a writing signed by a majority of the holders of the capital stock of the corporation outstanding. Such writing shall be filed in the Corporate book or with the Secretary of the Corporation. Under no circumstances shall the Corporation be required to provide any Shareholder with written notice of action taken by written consent unless specifically required by Nevada Law.

Section 2.14. Giving and revocation of consents. Written consents with respect to any shares may be given by and shall be accepted from the persons in whose names the shares stand on the books of the Corporation at the time the respective consents are given, or the personal representatives of such persons, or their proxies. Any Shareholder giving a written consent, or his or her proxy, transferee or personal representative, or their respective proxies, may revoke the consent prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter.

Section 2.15. (a) Appointment of inspectors of election. In advance of any meeting of Shareholders, the Board of Directors may appoint any persons, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may, and on the request of any Shareholder or his or her proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more Shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the person acting as chairman.

(b) Duties of inspectors. The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes, ballots, or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all Shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.

(c) Vote of inspectors. If there are three inspectors of election the decision, act, or certificate of two inspectors is effective in all respects as the decision, act, or certificate of all.

(d) Report of inspectors. On request of the chairman of the meeting or of any Shareholder or his proxy the inspectors shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them is prima facie evidence of the facts stated therein.

Section 2.16. Conduct of meetings. At every meeting of the Shareholders, the President, or in his absence the Vice President designated by the President, or in the absence of such designation a chairman (who shall be one of the Vice Presidents, if any is present) chosen by a majority of interest of the Shareholders of the Corporation present in person or by proxy and entitled to vote, shall act as chairman. The Secretary of the Corporation, or in his absence an Assistant Secretary, shall act as Secretary of all meetings of the Shareholders. In the absence at such meeting of the Secretary or Assistant Secretary, the chairman may appoint another person to act as Secretary of the meeting.

Article III Directors

Directors defined. ''Directors,'' when used in relation to any power or duty requiring collective action, means ''Board of Directors.''

Section 3.01 Election. Directors shall be elected by a majority vote of Shareholders except for vacancies which may be filed by the Board of Directors as set forth herein/

Section 3.02. Powers. Subject to limitations of the Articles of Incorporation and of the Nevada Corporations Code as to action which shall be authorized or approved by the Shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this Corporation shall be controlled by a Board of not less than one Director.

Section 3.03. Number of Directors. The number of Directors of this Corporation shall be fixed from time to time by the Board of Directors and may be increased or decreased by Resolution adopted by the Board of Directors from time to time.

Section 3.04. Term of office. Each Directors shall hold office until the next annual meeting of Shareholders or until their successors are elected, whichever is later.

Section 3.05. (a) Vacancies. Vacancies in the Board of Directors shall exist in the case of happening of any of the following events: (1) the death, resignation, or removal of any Director; (2) the authorized number of Directors is increased; or (3) at any annual, regular, or special meeting of Shareholders at which any Director is elected, the Shareholders fail to elect the full authorized number of Directors to be voted for at that meeting.

(b) Declaration of vacancy. The Board of Directors may declare vacant the office of a Director in either of the following cases: (1) if such Director is declared of unsound mind by an order of court; or (2) if within 10 days after notice of such Director's election such Director does not accept the office either in writing or by attending a meeting of the Board of Directors.

(c) Filling vacancies by Directors. Vacancies may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until his or her successor is elected.

Section 3.06. Removal of Directors. The entire Board of Directors or any individual Director may be removed from office by a vote of a majority vote of the Directors.

Section 3.07. Place of meetings. Regular and Special meetings of the Board of Directors shall be held at any place within or without the State of Nevada which has been designated from time to time by the Board. Any regular or special meeting is valid, wherever held, if held on written consent of a majority of the members of the Board given either before or after the meeting and are filed in the corporate book or with the Secretary of the Corporation.

Section 3.08. (a) Call of special meeting. Special meetings of the Board of Directors of this Corporation shall be called by the President, or, if the President is absent or is unable or refuses to act, by any Vice President or by any Directors.

(b) Notice of special meeting. Written notice of the time and place of special meetings of the Board of Directors shall be delivered personally to each Director, or sent to each Director by mail, facsimile or by other form of written communication, at least three days before the meeting. If the address of a Director is not shown on the records and is not readily ascertainable, notice shall be addressed to such Director at the city or place in which the meetings of the Directors are regularly held. Notice of the time and place of holding an adjourned meeting of a meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

(c) Validation of special meeting. The transactions of any special meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.09. Quorum. A majority of the authorized number of Directors constitutes a quorum of the Board for the transaction of business.

Section 3.10. Majority action. Every act or decision done or made by a majority of the Directors present at any meeting duly held at which a quorum is present is the act of the Board of Directors.

Section 3.11. Action by consent of board without meeting. Any action required or permitted to be taken by the Board of Directors under any provision of the Nevada General Corporation Law may be taken without a meeting, if a majority of the members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed within the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors.

Section 3.12. (a) Adjournment. In the absence of a quorum a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board.

(b) Notice of adjourned meeting. Notice of the time and place of holding an adjourned meeting of a meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

Section 3.13. Conduct of meetings. At every meeting of the Board of Directors the Chairman of the Board of Directors, if there shall be such an officer, and if not, the President, or in his or her absence, the Vice President designated by the President, or in the absence of such designation, a chairman chosen by a majority of the Directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the Board of Directors. In case the Secretary shall be absent from any meeting, the chairman may appoint any person to act as Secretary of the meeting.

Section 3.15. Compensation. Directors shall receive such compensation for their services as Directors as shall be determined from time to time by Resolution of the Board. Any Director may serve the Corporation in any other capacity as an officer, agent, employee or otherwise and receive compensation therefor.

Section 3.16. Indemnification of Directors and officers. The Corporation shall pay expenses incurred by, or satisfy any judgment or fine rendered or levied against, a present or former Director, officer, or employee of the Corporation in an action brought by a third party against such person, whether or not the Corporation is joined as a party defendant, to impose a liability or penalty on such person for an act alleged to have been committed by such person while a Director, officer, or employee, or by the Corporation, or by both; provided, the Board of Directors determines in good faith that such Director, officer, or employee was acting in good faith within what he or she reasonably believed to be the scope of his or her employment or authority and for a purpose which he or she reasonably believed to be in the best interests of the Corporation or its Shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This Section does not apply to any action instituted or maintained in the right of the Corporation by a Shareholder or holder of a voting trust certificate representing shares of the Corporation. The provisions of this Section shall apply to the estate, executor, administrator, heirs, legatees, or devisees of a Director, officer, or employee, and the term ''person'' where used in the foregoing Section shall include the estate, executor, administrator, heirs, legatees, or devisees of such person.

Article IV Officers Section 4.01. Number and titles. The officers of the Corporation shall be a President and Chief Executive Officer, a Vice President and Chief Operating Officer, a Secretary, and a Treasurer and Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more additional Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 4.03 of this Article. One person may hold two or more offices,. In its discretion, the Board of Directors may leave any office unfilled for any period it may fix.

Section 4.02. Election. The officers of the Corporation shall be chosen by the Board of Directors, and each shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or his or her successor shall be elected and qualified.

Section 4.03. Subordinate officers. The Board of Directors may appoint such other officers or agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to appoint any such subordinate officers, committees, or agents, to specify their duty and authority to determine their compensation.

Section 4.04. Removal and resignation. Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any committee or officer upon whom such power of removal may be conferred by the Board of Directors. Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.05. Vacancies. If the office of the President, Vice President, Secretary, Treasurer, Assistant Secretary, or Assistant Treasurer becomes vacant by reason of death, resignation, removal, or otherwise, the Board of Directors shall elect a successor who shall hold office for the unexpired term, and/or until his or her successor is elected.

Section 4.06. Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

Section 4.07. President. The President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the Corporation, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

Section 4.08. Vice president. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

Section 4.09. Secretary. The Secretary shall:

(a) Certify Bylaws. Certify and keep at the principal office of the Corporation the original or a copy of its Bylaws as amended or otherwise altered to date.

(b) Minutes of meetings. Keep at the principal office of the Corporation or such other place as the Board of Directors may order, a book of minutes of all meetings of its Directors and Shareholders, executive committee, and other committees, with the time and place of holding, whether regular or special, and, if special, how authorized, any notice thereof given, the names of those present at Directors' meetings, the number of shares or members present or represented at Shareholders' meetings, and the proceedings thereof.

(c) Notices. See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. In case of the absence or disability of the Secretary, or refusal or neglect to act, notice may be given and served by an Assistant Secretary or by the President or Vice President or by the Board of Directors.

(d) Custodian of records and seal. Be custodian of the records and of the seal of the Corporation and see that it is engraved, lithographed, printed, stamped, impressed upon or affixed to all certificates for shares prior to their issuance and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws.

(e) Share register. Keep at the principal office of the Corporation a share register showing the names of the Shareholders and their addresses; the number and date of certificates issued for the same; and the number and date of cancellation of each certificate surrendered for cancellation.

(f) Reports and statements. See that the books, reports, statements, certificates, and all other documents and records required by law are properly kept and filed.

(g) Exhibit records. Exhibit at all reasonable times to any Directors, or Shareholders, upon application, the Bylaws, the share register, and minutes of proceedings of the Shareholders and Directors of the Corporation.

(h) Other duties. In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be assigned to him by the Board of Directors.

(j) Absence of secretary. In case of the absence or disability of the Secretary or his refusal or neglect to act, the Assistant Secretary, or if there be none, the Treasurer, acting as Assistant Secretary, may perform all of the functions of the Secretary. In the absence or inability to act, or refusal or neglect to act of both the Secretary, the Assistant Secretary, and Treasurer, any person thereunto authorized by the President or Vice President or by the Board of Directors may perform the functions of the Secretary.

Section 4.10. Assistant secretary. At the request of the Secretary, or in his or her absence or disability, the Assistant Secretary, designated by the Secretary, shall perform all the duties of the Secretary, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretary shall perform such other duties as from time to time may be assigned by the Board of Directors, or the Secretary.

Section 4.11. Treasurer. The Treasurer and Chief Financial Officer shall:

(a) Funds--custody and deposit. Have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected by the Board of Directors.

(b) Funds--receipt. Receive, and give receipt for, moneys due and payable to the Corporation from any source whatever.

(c) Funds--disbursement. Disburse or cause to be disbursed, the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

(d) Maintain accounts. Keep and maintain adequate and correct accounts of the Corporation's properties and business transactions, including account of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.

(e) Exhibit records. Exhibit at all reasonable times the books of account and records to any Shareholder or Director, upon application, during business hours at the office of the Corporation where such books and records are kept. Notwithstanding the foregoing, the Treasurer shall not exhibit the books of account and records to a Shareholder if such Shareholder's purpose for seeking such information is contrary to the best interests of the Corporation.

(f) Reports to President and Directors. Render to the President and Directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the Corporation.

(g) Financial reports to Shareholders. Prepare, or cause to be prepared, and certify the financial statements to be included in the annual report to Shareholders and statements of the affairs of the Corporation when requested by Shareholders holding at least 10 percent of the number of outstanding shares of the Corporation.

(h) Bond. Give to the Corporation a bond, if required by the Board of Directors or by the President, in a sum, and with one or more sureties, or a surety company satisfactory to the Board, for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of the death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, or other property of whatever kind in his possession or under his control belonging to the Corporation.

(i) Other duties. In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors.

(j) Absence of Treasurer. In case of the absence or disability of the Treasurer or his refusal or neglect to act, the Assistant Secretary or the Secretary acting as Assistant Treasurer, may perform all of the functions of the Treasurer. In the absence or inability to act, or refusal or neglect to act, of both the Treasurer and the Secretary, any person thereunto authorized by the President or Vice President or by the Board of Directors may perform the functions of the Treasurer.

Section 4.12. Assistant Treasurer. The Assistant Treasurer, if required so to do by the Board of Directors, shall respectively give bonds for the faithful discharge of the duties of the office, in such sums, and with such sureties as the Board of Directors shall require. At the request of the Treasurer, or in his or her absence or disability, the Assistant Treasurer designated by the Treasurer shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of, and be subject to all the restrictions, upon the Treasurer. The Assistant Treasurer shall perform such other duties as from time to time may be assigned by the Board of Directors or the Treasurer.

Section 4.13. (a) Executive committees. The Board of Directors may, by Resolution passed by the affirmative vote of a majority of the members constituting the Board of Directors, designate two or more of its number to constitute an Executive Committee and delegate to such Committee, subject to the control of the Board, any of the powers and authority of the Board in the management of the business and affairs of the Corporation, except the power to declare dividends and to adopt, amend, or repeal the Bylaws. The Board of Directors, by such affirmative vote, may at any time modify or revoke any or all of the authority so delegated to such Committee, change the number of such Committee, and fill vacancies in the Committee from the members of the Board. Such Committee shall have power to determine the form of its organization and to establish such rules and regulations covering its proceedings and meetings as it shall see fit; provided, however, that a reasonable notice of all meetings of the Committee shall be given the members thereof, and no acts of the Committee shall be valid unless approved by the affirmative vote or consent of a majority of the Committee. The Committee shall keep regular minutes of its proceedings, and report the same to the Board of Directors from time to time.

(b) Other committees. The Board of Directors, by an affirmative vote of a majority of the members constituting the Board of Directors, may appoint other committees which shall have and may exercise such powers as shall be conferred or authorized by Resolution of the Board. A majority of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors, by such affirmative vote, shall have power at any time to change the powers and members of any such committees, to fill vacancies and to dispose of any such committee.

Section 4.14. Salaries. The salaries of the officers shall be fixed from time to time by the Compensation Committee and subject to approval of the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

Article V Execution of Instruments and Deposit of Funds

Section 5.01. Authority for execution of contracts and instruments. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

Section 5.02. Instruments containing corporate seal. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the Corporation, promissory notes, deeds of trust, mortgages, security agreements, and other evidences of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the Corporation, shall be executed, signed, or endorsed by the President or any Vice President and by the Secretary or the Treasurer, or any Assistant Secretary or Assistant Treasurer.

Section 5.03. (a) Bank accounts and deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation with such banks, bankers, trust companies, or other depositories as the Board of Directors may select or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may be delegated from time to time by the Board of Directors.

(b) Endorsements without countersignature. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries may be made without countersignature by the President or any Vice President, or the Treasurer or any Assistant Treasurer, or by any other officer or agent of the Corporation to whom the Board of Directors, by Resolution, shall have delegated such power, or by hand-stamped impression in the name of the Corporation.

(c) Signing of checks, drafts, etc. All checks, drafts, or other order for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by Resolution of the Board of Directors.

Article VI Issuance and Transfer of Shares

Section 6.01. Classes and series of shares. The Corporation may issue one or more classes or series of shares, or both, any of which classes or series may be with par value or without par value, and with full, limited, or no voting rights, and with such other preferences, rights, privileges, and restrictions as are stated or authorized in the Articles of Incorporation. All shares of any one class shall have the same voting rights, conversion, redemption, and other rights, preferences, privileges, and restrictions, unless the class is divided into series. If a class is divided into series, all the shares of any one series shall have the same voting rights, conversion, redemption, and other rights, preferences, privileges, and restrictions. There shall always be a class or series of shares outstanding which has complete voting rights except as limited or restricted by voting rights conferred on some other class or series of outstanding shares.

Section 6.02. Qualification of securities. The Corporation shall not offer or sell in the State of Nevada any security issued by it, whether or not by or through underwriters, unless such sale has been qualified by the Commissioner of Corporations unless the security or the transaction is exempted from qualification.

Section 6.03. (a) Certificates for fully paid shares. The Corporation shall issue shares when fully paid.

(b) Certificates for partly paid shares. The Corporation may issue certificates for shares prior to full payment under such restrictions as the Board of Directors may provide and the Commissioner of Corporations approve. The certificates of shares issued prior to full payment shall state the amount remaining unpaid and the terms of payment thereof. As a condition of transfer on the books of the Corporation of shares issued prior to full payment, full payment of the purchase or subscription price shall be made prior to the transfer.

Section 6.04. (a) Consideration for shares. No shares of stock, with or without par value, shall be issued by the Corporation except in consideration of any or all of the following:

(1) Money paid;

(2) Labor done;

(3) Services actually rendered;

(4) Debts or securities canceled;

(5) Tangible or intangible property actually received by the Corporation;

(6) Amounts transferred from surplus to stated capital on the issue of shares as a dividend;

(7) Amounts transferred from surplus to stated capital on a stock split, reverse stock split, reclassification of outstanding shares into shares of another class, conversion of outstanding shares into shares of another class, exchange of outstanding shares for shares of another class, increase in the per-share par value, or other change affecting outstanding shares, which results in an increase in the aggregate par value of the outstanding shares.

(b) Consideration for no-par shares. The consideration to be received by the Corporation for the issue of shares without par value shall be such as may be determined to be reasonable by the Board of Directors.

Section 6.05. (a) Contents of share certificates. Certificates for shares shall be of such form and style, printed or otherwise, as the Board of Directors may designate, and each certificate shall state all of the following facts:

(1) The certificate number;

(2) The date of issuance;

(3) The name of the record holder of the shares represented thereby;

(4) The number of shares, and a designation, if any, of the class or series, represented thereby;

(5) The par value, if any, of the shares represented thereby, or a statement that the shares are without par value.

(b) Shares in classes or series. If the shares of the Corporation are classified or if any class of shares has two or more series, the certificate shall contain one of the following:

(1) A statement of the rights, preferences, privileges, and restrictions granted to or imposed on the respective classes or series of shares and on the holders thereof as established by the Articles or by any certificate of determination of preferences, and the number of shares constituting each series and the designation thereof;

(2) A summary of such preferences, privileges, and restrictions of proper references to the provisions of the Articles or certificate or certificates of determination of preferences establishing the same;

(3) A statement setting forth the office or agency of the Corporation from which Shareholders may obtain a copy of the statement mentioned in subdivision (1) or the summary mentioned in subdivision (2).

(c) Determination of preferences by Directors. If the Board of Directors has authority to fix the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, or the liquidation preferences of any wholly unissued class or of any wholly unissued series of any class of shares, or the number of shares constituting any unissued series or any class of shares, or designations of such series, or all of them, the certificates shall also contain a statement of that fact.

(d) Preferences, privileges, or restrictions. Each certificate shall also contain the statements required by all of the following subdivisions, as far as they are applicable:

(1) If the shares are redeemable, a statement of that fact and the redemption price;

(2) If the shares are convertible, a general statement of the essential terms and method for conversion;

(3) If the shares are subject to liens or to restrictions on transfer or on voting power, the fact shall be indicated;

(4) If the shares are assessable, or if assessments are collectible by personal action, the fact shall be plainly stated on the face of the certificate.

Section 6.06. Signing certificates--facsimile signatures. All such certificates shall be signed by the President or Vice President and the Secretary or an Assistant Secretary, or be authenticated by facsimiles of the signatures of the President and Secretary or by a facsimile of the signature of the President and the written signature of the Secretary or an Assistant Secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, or by the facsimile signature of the transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers, before issuance. Even though an officer who signed, or whose facsimile signature has been written, printed or stamped on, a certificate for shares shall have ceased by death, resignation, or otherwise to be an officer of the Corporation before such certificate is delivered by the Corporation, such certificate shall be as valid as though signed by a duly elected, qualified, and authorized officer, if it be countersigned by a signature or facsimile signature of a transfer agent or transfer clerk and registered by an incorporated bank or trust company as registrars of transfers.

Section 6.07. Cancellation and exchange of certificates. When the Articles are amended in any way affecting the statement contained in the certificates for outstanding shares, or, it becomes desirable for any reason to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificates so ordered to be surrendered is not entitled to vote or to receive dividends or to exercise any of the other rights of Shareholders of record until he has complied with the order, but such order shall operate to suspend such rights only after notice and until compliance.

Section 6.08. (a) Replacement of lost or destroyed certificates. Where the holder of a share certificate claims that the certificate has been lost, destroyed, or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner so requests before the Corporation has notice that the share has been acquired by a bona fide purchaser; and files with the Corporation a sufficient indemnity bond; and satisfies any other reasonable requirements imposed by the Board of Directors.

(b) Transfer of shares before replacement. Where a share certificate has been lost, apparently destroyed, or wrongfully taken and the owner fails to notify the Corporation of that fact within a reasonable time after he has notice of it, and the Corporation registers a transfer of the share represented by the security before receiving such a notification, the owner is precluded from asserting against the Corporation any claim for registering the transfer or any claim to a new security.

(c) Transfer after replacement. If, after the issue of a new security as a replacement for a lost, destroyed, or wrongfully taken certificate, a bona fide purchaser of the original certificate presents it for registration of transfer, the Corporation must register the transfer unless registration would result in overissue. In addition to any rights on the indemnity bond, the Corporation may recover the new security from the person to whom it was issued or any person taking under him except a bona fide purchaser.

Section 6.09. Transfer agents and registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

Section 6.10. Conditions of transfer. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and written notice thereof shall be given to the Secretary of the Corporation or its transfer agent, if any, such fact shall be stated in the entry of the transfer. When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of his or her right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability to the owner of the shares by reason of the recordation of the transfer or the issuance of a new certificate for shares.

Article VII Corporate Records, Reports, and Seal

Section 7.01. Minutes of corporate meetings. The Corporation shall keep at the principal office, or such other place as the Board of Directors may order, a book of minutes of all meetings of its Directors and of its Shareholders or members, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares or members present or represented at Shareholders' or members' meetings, and the proceedings thereof.

Section 7.02. Books of account. The Corporation shall keep and maintain adequate and correct accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.

Section 7.03. Share register. The Corporation shall keep at the principal office, or at the office of the transfer agent, a share register, showing the names of the Shareholders and their addresses, the number of classes of shares held by each, and the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation. The above specified information may be kept by the Corporation on magnetic tape, or other information storage device related to electronic data processing equipment provided that such card, tape, or other equipment is capable of reproducing the information in clearly legible form for the purposes of inspection as provided in Section 7.04 of these Bylaws.

Section 7.04. (a) Inspection of records by Shareholders. The share register or duplicate share register, the books of account, and minutes of proceedings of the Shareholders and the Board of Directors and of the Executive Committee of the Directors of the Corporation shall be open to inspection upon the written demand of any Shareholder or holder of a voting trust certificate at any reasonable time, for a purpose reasonably related to his or her interests as a Shareholder or as the holder of such voting trust certificate (and not for a purpose contrary to the best interests of the corporation), and shall be exhibited at any time when required by the demand at any Shareholders' meeting of 10 percent of the shares represented at the meeting. Such inspection by a Shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to make extracts. Demand of inspection other than at a Shareholders' meeting shall be made in writing upon the President, Secretary, Assistant Secretary, or General Manager of the Corporation.

(b) Inspection of records by Directors. Every Director shall have the absolute right at any reasonable time to inspect all books, records, documents of every kind, and the physical properties of the Corporation, and also of its subsidiary corporations, domestic or foreign. Such inspection by a Director may be made in person or by agent or attorney, and the right of inspection includes the right to make extracts.

Section 7.05. (a) Annual report to Shareholders. The Board of Directors shall cause an annual report to be sent to the Shareholders not later than 120 days after the close of the fiscal or calendar year.

(b) Contents of annual report. The annual report shall include the following financial statements:

(1) A balance sheet as of such closing date;

(2) A statement of income or profit and loss for the year ended on such closing date.

Such financial statements shall be prepared from the books and shall be in accordance therewith and shall be certified by the President, Secretary, Treasurer, or a public accountant. They shall be prepared in a form sanctioned by sound accounting practice for the particular kind of business carried on by the Corporation.

(c) Balance sheet. The balance sheet or comments accompanying it shall set forth all of the following:

(1) The bases employed in stating the valuation of the assets and any changes in such bases during the preceding year;

(2) The amount of the surplus, the sources thereof, and any changes therein during the past year;

(3) The number of shares of each class of stock authorized and outstanding and the number of shares, if any, carried as treasury shares, the cost thereof, and the source from which such cost was paid;

(4) The amounts, if any, of loans or advances to or from officers, Shareholders, and employees.

(d) Income statement. The statement of income or profit and loss shall be of such form as to disclose the amount of income or loss, in such classification as may be appropriate to the business of the Corporation, and the additions thereto and deductions therefrom, setting forth in particular the amounts of depreciation, depletion, amortization, interest, and extraordinary income or charges, whether or not included in operating income, and the amount and nature of income from subsidiary corporations.

(e) Special financial reports to Shareholders. Shareholders holding at least 10 percent of the number of outstanding shares of the Corporation may make a written request to the Secretary, Assistant Secretary, or Treasurer of the Corporation for a statement of its affairs in case no full or adequate statement has been given in written form to its Shareholders within the preceding six months.

The statement shall be certified by the President, Secretary, Treasurer, or a public accountant and shall be delivered or mailed to the persons making the request within 30 days thereafter. A copy of the statement shall be kept on file in the principal office of the Corporation for 12 months, and it shall be exhibited at all reasonable times to any Shareholder demanding an examination of it, or a copy shall be mailed to such Shareholder.

The financial statement to Shareholders shall be in the form prescribed for the annual report insofar as such form may be applicable to a balance sheet at a date other than the end of the fiscal year and to a statement of income and profit or loss for a period less than a full fiscal year. The balance sheet shall be as of the end of the calendar month preceding the date of receipt of the written request. The statement of income and profit or loss shall be for the period between the end of the preceding fiscal year and the end of such preceding calendar month.

(f) Request for latest financial statement. Upon the written request of any Shareholder, the Corporation shall mail to him a copy of the last annual, semiannual, or quarterly profit and loss statement and balance sheet, together with a copy of the certificate, if any, of the Corporation's auditors on the statement and balance sheet.

Section 7.06. (a) Record date for dividends or changes in shares. The Board of Directors may fix a time in the future as a record date for the determination of the Shareholders entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than 40 days prior to the date or event for the purposes of which it is fixed. When a record date is so fixed, only Shareholders of record on that date are entitled to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

(b) Closing stock transfer books. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of the period of not more than 40 days prior to the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion, or exchange of shares.

Section 7.07. Corporate seal. The Board of Directors may adopt, use, and at will alter, a corporate seal, but failure to affix a seal does not affect the validity of any instrument.

Article VIII Certification, Inspection, and Amendment of Bylaws

Section 8.01. Certification and inspection of bylaws. The Corporation shall keep in its principal office for the transaction of its business the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary of the Corporation, which shall be open to inspection by the Shareholders at all reasonable times during office hours.

Section 8.02. Adoption, amendment, repeal by Directors. These Bylaws may be adopted, amended, or repealed by the Board of Directors, provided such Bylaws as adopted or amended are not in conflict with the Articles of Incorporation or with law, and provided that the Board of Directors.